UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, the board of directors (the “Board”) of Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) expanded the size of the Board, such that it will consist of seven directors rather than six directors. In connection with this expansion, the Board appointed Rajat Dhanda, the Company’s Managing Director, Co-President, to serve as a director, effective as of August 18, 2021, until his successor is duly elected and qualifies. Mr. Dhanda will continue to serve as Managing Director, Co-President of the Company and therefore is not an independent director. Following Mr. Dhanda’s appointment, the Board consists of seven directors, four of whom are independent of the Company, its advisor and their respective affiliates.

Mr. Dhanda has served as our Managing Director, Co-President since December 9, 2019 and served as our Managing Director, President from May 2017 to December 9, 2019. Mr. Dhanda also has served as the Managing Director, Co-President of Black Creek Diversified Property Trust Inc. (“DPF”) since December 10, 2019 and served as the Managing Director, President of DPF from April 2017 to December 10, 2019. He also has served as a director of DPF since March 2020. Mr. Dhanda currently serves as Chief Executive Officer of BCG and is responsible for the oversight of distribution, marketing, product development, operations and legal functions. Prior to joining Black Creek Group (“BCG”), Mr. Dhanda spent 26 years at Morgan Stanley, leading key divisions of their institutional and Wealth Management platforms, while also serving on the firm’s Management and Risk Committee for his last eight years. Most recently, he was head of Investment Products and Services in Wealth Management, which was responsible for all of the products distributed by Morgan Stanley’s financial professionals. In this capacity, he worked closely with the firm’s financial professionals and third party asset managers to design and distribute products offering a breadth of investment solutions. In addition, as a member of the division’s Executive and Operating Committees, Mr. Dhanda worked to develop strategies for the changing regulatory environment and the opportunities that technology and data offer today in the wealth management channels. Mr. Dhanda holds a B.A. in both Business Economics, as well as Organizational Behavior & Management from Brown University.

We previously entered into an indemnification agreement with Mr. Dhanda on May 17, 2017, in connection with his appointment as an executive officer of the Company. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements we have entered into with each of our other directors and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, we will indemnify Mr. Dhanda and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of our form of indemnification agreement, which we filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 (Registration No. 333-200594), filed with the Securities and Exchange Commission on July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

August 23, 2021	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer

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